UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under § 240.14a-12

MEDALLIA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which the transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

Medallia Equity FAQs

Medallia does not provide tax, legal or accounting advice. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, tax, legal or accounting advice.  Please consult your own tax, legal and accounting advisors.

VESTED MEDALLIA STOCK

1.	What will happen to Medallia stock that I own?
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Upon closing of the transaction, Medallia shareholders will receive $34.00 in cash for each share of Medallia that they own. For employee shareholders, this includes stock received due to prior exercise of stock options, vested RSUs or shares acquired through the ESPP and not yet sold.

2.	What is the tax treatment of the cash payment for my Medallia stock at the time of the closing of the acquisition?
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The tax treatment will be dependent upon your individual tax situation and the country where you are located. Please consult your own tax, legal, and accounting advisors on questions related to your individual circumstance.

U.S. Employees:
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Please note that the information below regarding potential tax treatment is only a summary of general tax principles, and you should consult your tax advisor as to whether different or additional considerations apply to your personal tax situation.

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For stock received due to the prior exercise of non-qualified stock options, or the prior vesting of RSUs, we expect that you will generally be taxed at long-term capital gains rates if you have held the shares for more than one year, and at short-term capital gains rates (generally equal to ordinary income tax rates) if you have held the shares for one year or less.

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For stock received due to the prior exercise of incentive stock options, we expect that your tax treatment will depend on whether you have held the shares for more than one year following the date of exercise and more than two years following the date of grant of the option.  If you have held the stock for this period, then you may generally be taxed at long-term capital gains rates on your entire gain (the price payable for your shares over the applicable option exercise price).  If you have not held the stock for this period, then you may generally be taxed at ordinary income tax rates on the difference between the exercise price and the fair market value (FMV) of the shares at exercise (this amount will be included as income on your W2, but no taxes will be withheld), and at capital gains rates on the remainder of your gain (long term if you have held the shares for more than one year following exercise, short term if you have not).

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For stock received pursuant to the ESPP, we expect that your tax treatment will depend on whether you have held the shares for more than one year following the purchase date of the shares and more than two years following the first day of the offering period pursuant to which the share of stock was purchased.  If you have held the stock for this period, then more of your gain may be subject to capital gains tax rates than ordinary income tax rates (this amount will be included as income on your W2, but no taxes are withheld) compared with if you have not held the stock for that period. Please consult the ESPP prospectus on Highspot and your personal tax advisor for more detailed information regarding tax treatment of shares received under the ESPP based on your personal situation.

Information included in this document is not deemed tax advice.  Medallia is not permitted to provide tax advice.  Consult your tax advisor.

3.	Will taxes be withheld from the cash payment for my Medallia stock at the closing of the acquisition?
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Taxes will not be withheld from the cash received for shares that you own at the closing of the acquisition.  U.S. federal backup withholding taxes may apply to the cash payments if you are a non-U.S. shareholder and if you do not comply with the certification procedures at the broker where you hold your Medallia stock. Please see question #4, for instructions on how to certify that you are not subject to U.S. federal backup withholding taxes.

4.	If I am located outside of the U.S., how do I ensure that I am not subject to U.S. federal backup withholding taxes on the Medallia stock that I own before the closing of the acquisition?
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Non-U.S. shareholders can complete the certification process through the broker that holds your Medallia stock by completing a Form W-8BEN.  The Internal Revenue Service (IRS) requires that this form is completed for shareholders who are non-U.S. citizens or resident aliens.  Instructions on how to complete the Form W-8BEN at Schwab can be found on Highspot. In general, Schwab account holders that do not have a certified Form W-8BEN on file will see a prompt asking them to complete one after logging in to their account, as well as a tax withholding notification on their EAC home screen informing them that the account is subject to IRS tax withholding on gross proceeds.

5.	How will I receive the cash payment for Medallia stock at the closing of the acquisition?
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The cash for your Medallia shares (except shares purchased through the ESPP) will be deposited into your Schwab brokerage account or if you have transferred your shares from your Schwab account to a different brokerage account, the funds will be deposited into the brokerage account where you hold the shares. This process may take several days to occur after the acquisition closes.

6.	How will I receive the cash payment for Medallia stock that I purchased through the ESPP?
●	The cash for your Medallia shares purchased through the ESPP will be deposited into your Schwab (EAC) account. This process may take several days to occur after the acquisition closes.

Information included in this document is not deemed tax advice.  Medallia is not permitted to provide tax advice.  Consult your tax advisor.

VESTED STOCK OPTIONS

7.	What happens to my vested and unexercised stock options?
●	For vested stock options that are outstanding and unexercised, you will receive a cash payment equal to the number of shares times $34 per share, less the exercise price of your option.
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All payments on vested and unexercised stock options, whether they are incentive stock options (ISOs) or nonqualified stock options (NQs), will be subject to applicable tax withholdings and will be paid through payroll as soon as practical after the closing of the acquisition.

8.	What is the tax treatment of the cash payment for my vested and unexercised stock options?
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The tax treatment will be dependent upon your individual tax situation, the country where you are located, and the country in which the options vested. Please consult your own tax, legal, and accounting advisors on questions related to your individual circumstance.

Non-U.S. Employees:
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The tax treatment of the cash payment may differ depending on which country you work and reside in.  Please consult with your tax advisor on specific tax questions as each country’s tax regime may be different.

U.S. Employees:
●	The cash payments will be treated as ordinary income for U.S. tax purposes and subject to federal withholdings at supplemental (bonus) income tax rates.
●	Medallia withholds taxes based on the state that you have provided as your state of residence. If moved to a different state during your period of employment, consult with a tax advisor.

9.	Will taxes be withheld from the cash payment for my vested and unexercised stock options?
●	Yes.

10.	How will I receive the cash payment for my vested and unexercised stock options?
●	The cash payment will be paid through your payroll as soon as practical after the closing of the acquisition.
●	Applicable tax withholdings will be withheld from your cash payment through payroll.
●	Employees in Argentina: Information will be sent later regarding the cash payment.

Information included in this document is not deemed tax advice.  Medallia is not permitted to provide tax advice.  Consult your tax advisor.

UNVESTED STOCK OPTIONS AND RESTRICTED STOCK UNITS (RSUs)

11.	What happens to my unvested stock options and RSUs?
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Unvested stock options (whether ISOs or NQs) and RSUs will be converted into unvested cash awards with a value of $34.00 per share, which amount will be paid in cash (less, with respect to options, the applicable exercise price) at vesting. Vesting is based on your existing vesting schedule and is pursuant to other terms outlined in your equity award agreement.  Continued service through your vesting date is required to vest.

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All payments for unvested stock options (whether they are ISOs or NQs) and RSUs will be subject to applicable tax withholdings and will be paid through payroll as soon as practical following the respective vest date.

12.	What is the tax treatment for the cash payment of my unvested stock options and RSUs when they vest?
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Any gain you receive when your options and RSUs vest is based on the $34 per share price (and, in the case of options, reduced by the per share exercise price) is taxable depending on the country you are located.

Non-U.S. Employees:
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The tax treatment of the cash payment may differ depending on which country you work and reside in.  Please consult with your tax advisor on specific tax questions as each country’s tax regime may be different.

U.S. Employees:
●	The cash payments will be treated as ordinary income for U.S. tax purposes and subject to federal withholdings at supplemental (bonus) income tax rates.

13.	Will taxes be withheld from the cash payment of my unvested stock options and RSUs when they vest?
●	Yes.

14.	How will I receive the cash payment for my unvested stock options and RSUs when they vest and when?
●	The cash payment will be paid through your payroll as soon as practical after the vesting of your award.
●	Applicable tax withholdings will be withheld from your cash payment through your payroll.
●	Employees in Argentina: Information will be sent later regarding the cash payment.

15.	Where can I view the details of my unvested stock options and RSUs that were converted to cash awards/Grant Agreements?
●	We are in the planning process for how this information will be displayed. More information will be available following the closing of the acquisition.

EMPLOYEE STOCK PURCHASE PLAN

16.	What will happen to the Employee Stock Purchase Program (ESPP)?
●	The current ongoing offering period that began on March 16, 2021 will continue until the next scheduled purchase date, which is expected to occur on September 15, 2021.
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Shares purchased on the purchase date will be deposited into your Schwab Equity Awards Center (EAC) account within 3 business days of the purchase.  If you are in a country where tax is required to be collected on the discount (purchase price less the FMV of MDLA shares on date of purchase) at purchase, the taxes will be withheld on your next available payroll.

●	The ESPP will be discontinued after the final purchase date.

Information included in this document is not deemed tax advice.  Medallia is not permitted to provide tax advice.  Consult your tax advisor.

17.	Can I enroll in the current ESPP?
●	No new participants are permitted to join the current ESPP offering period that began on March 16, 2021.

18.	Can I increase my payroll contribution rate since this is the last ESPP purchase?
●	Due to the terms of the ESPP, no increases in payroll contribution rates can be made once the offering period began on March 16, 2021.

19.	Can I withdraw from the current ESPP?
●	Yes, you have until September 10, 2021 to withdraw from ESPP through your Schwab EAC account.

GENERAL

20.	What happens to my stock options and RSUs if I terminate employment with Medallia before the closing of the acquisition?
●	Unvested stock options and RSUs will be cancelled on the date of termination.
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Vested and unexercised options must be exercised within 3 months from the termination date, or they will be cancelled.  If the acquisition closes during this 3-month period, you will receive a cash payout of your vested and unexercised options equal to the product of (i) the number of shares subject to the option immediately prior to closing multiplied by (ii) an amount equal to the excess of (A) the acquisition price per share ($34 per share) over (B) the exercise price per share of the option.

●	The cash payment will be paid through your payroll as soon as practical after the closing of the acquisition.

21.	Can I sell Medallia stock and exercise my vested stock options or am I prohibited from trading?
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Until the closing of the acquisition, our stock will continue to trade on the public market, and you can continue to make investment and trading decisions within our existing policies and regulations, including our insider trading policy.

Additional Information and Where to Find It

Medallia, Inc. (“Medallia”), its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the pending acquisition of Medallia (the “Transaction”). Medallia plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Information included in this document is not deemed tax advice.  Medallia is not permitted to provide tax advice.  Consult your tax advisor.

Robert Bernshtyn, Mitchell K. Dauerman, Borge Hald, Leslie J. Kilgore, Douglas M. Leone, Stanley J. Meresman, Amy E. Pressman, Leslie J. Stretch, Steven C. Walske and James D. White, all of whom are members of Medallia’s Board of Directors, and Roxanne M. Oulman, who is Medallia’s Chief Financial Officer, are participants in Medallia’s solicitation. Other than Ms. Pressman and Messrs. Hald and Leone, none of such participants owns in excess of 1% of Medallia’s common stock. Ms. Pressman and Mr. Hald may each be deemed to own approximately 2% of Medallia’s common stock. Mr. Leone may be deemed to own approximately 1% of Medallia’s common stock, and is affiliated with investment funds owning an additional approximately 28% of Medallia’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Medallia’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), which was filed with the SEC on April 13, 2021. To the extent that holdings of Medallia’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Medallia will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MEDALLIA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Medallia’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction will also be available, free of charge, at Medallia’s investor relations website (https://investor.medallia.com) or by writing to Medallia, Inc., Attention: Investor Relations, 575 Market Street, Suite 1850, San Francisco, California 94105.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Medallia’s Board of Directors in approving the Transaction; and expectations for Medallia following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Medallia’s assumptions prove incorrect, Medallia’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Medallia’s shareholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Medallia’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Medallia files with the SEC, including Medallia’s Annual Report on Form 10-K filed with the SEC on March 22, 2021, and Quarterly Report on Form 10-Q filed with the SEC on June 4, 2021, each of which may be obtained on the investor relations section of Medallia’s website (https://investor.medallia.com). All forward-looking statements in this communication are based on information available to Medallia as of the date of this communication, and Medallia does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Information included in this document is not deemed tax advice.  Medallia is not permitted to provide tax advice.  Consult your tax advisor.